 WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this “Agreement”) entered into as of the 20th day of December, 2010, by and between WRASP 34, Inc., a Delaware corporation with an address at 4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, FL 33308 (the “Company”) and Debbie Schwartzberg (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, a warrant in the form attached hereto as Exhibit A (the “Warrant”) to purchase 820,392 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), upon the terms and conditions hereof; and

WHEREAS, the Purchaser agrees that the Shares shall be subject to a repurchase option by the Company in accordance with the terms and conditions described in Section 1.2 herein; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1:  SALE OF THE WARRANT

1.1 Sale of the Warrant.  Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Warrant for a purchase price equal to $288.94 (the “Purchase Price”).

1.2 Repurchase Option. (a) Anytime following the date of this Agreement (the “Repurchase Period”), the Company shall have an irrevocable, exclusive option, but not the obligation, to repurchase all or any portion of the Warrant or any shares of Common Stock underlying the Warrant (to the extent repurchased, the “Repurchased Securities”), in accordance with Section 1.2(b) herein (the "Repurchase Option").  The Repurchase Option shall be exercisable at a price equal to (i) two times the sum of (a) the Purchase Price and (b) any advances and additional cash contributions to capital made by a Purchaser (ii) less any amounts paid to Purchaser in connection with the Repurchase of any shares of Common Stock of the Purchaser by the Company (the "Repurchase Price"). The Repurchase Option shall be exercisable by the Company, at any time, by delivering written notice (the “Repurchase Notice”) to such Purchaser of its election to exercise its Repurchase Option. The Repurchase Notice shall provide (i) that the Company is exercising its Repurchase Option in connection with this Agreement; (ii) the number of Warrants the Company is repurchasing and (iii) the aggregate Repurchase Price to be paid for the Repurchased Securities.  The Repurchase Notice shall be accompanied by a check made out in the name of such Purchaser, or other immediately available funds shall be provided, for an amount equal to the Repurchase Price. Upon delivery of the Repurchase Notice and the Repurchase Price, the Warrants so repurchased and all rights and interests therein or relating thereto shall be deemed cancelled and the Company shall have the right to retain and transfer to its own name the Repurchased Securities. The Repurchase Option set forth in this Section may be assigned by the Company in whole or in part in its sole discretion.

(b) If the Company shall exercise the Repurchase Option, at any time during the Repurchase Period and the Company consummates (i) a merger or other business combination with an operating business or (ii) a transaction pursuant to which the Company ceases to be a “shell company,” as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended and a “blank check company,” as defined by Rule 419 of the Securities Act of 1933, as amended (a transaction pursuant to clause (i) or (ii) above, the “Business Combination”), upon written request from the Purchaser delivered within 30 days after the consummation of the Business Combination, the Company shall have the obligation to reissue to the Purchaser, in exchange for such Purchaser paying the Company the Repurchase Price, such number of Warrants as shall be necessary so that the  Purchaser shall acquire (1) all of the Repurchased Securities, if the Business Combination is consummated any time during the 30 day period from the date that the Company repurchases the Warrants; (2) two-thirds (2/3) of the Warrants, if the Business Combination is consummated any time during the period beginning 31 days through and including 60 days from the date that the Company repurchases the Warrants; or (3) one-third (1/3) of the Warrants, if the Business Combination is consummated any time during the period beginning 61 days through and including 90 days from the date that the Company repurchases the Warrants. If the Company shall consummate a Business Combination at any time after the 90th day that the Company has exercised the Repurchase Option, the Purchaser shall not have the right to cause the Company to reissue any of the Warrants.  The number of Repurchased Securities to be reissued shall be adjusted to the extent the number of outstanding shares of Common Stock or the Company is adjusted at any time prior to the Business Combination.  For example, if current shareholders of the Company are required to surrender and cancel any warrants to purchase shares of Common Stock as a condition to the Business Combination, the number of Repurchased Securities to be reissued shall be reduced on a pari passu basis.  However, the aggregate Repurchase Price will still be paid by the Purchaser upon issuance of such readjusted number of Repurchased Securities.

SECTION 2:  CLOSING DATE; DELIVERY

2.1  Closing Date.  The closing of the purchase and sale of the Warrant hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2  Delivery at Closing. At the Closing, the Company will deliver to the Purchaser the Warrant in the Purchaser’s name, representing the right to purchase the Shares to be purchased by Purchaser hereunder, against payment of the Purchase Price.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

The undersigned Purchaser hereby represents and warrants to the Company as follows:

3.1  Transfer Restrictions.  Neither the Warrant, nor, upon issuance, the Shares, has been registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, and as of the date hereof, may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

3.2  Experience. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.  The Purchaser has adequate means of providing for the Purchaser's current needs and possible future contingencies and the Purchaser has no need, and anticipates no need in the foreseeable future, to sell the Warrant for which the Purchaser subscribes or, upon issuance, the Shares.  The Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the Purchaser is able to hold the Warrant or, upon issuance, the Shares, for an indefinite period of time and has sufficient net worth to sustain a loss of the Purchaser's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the Purchaser is the sole party in interest as to its investment in the Company, and it is acquiring the Warrant solely for investment for the Purchaser’s own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Warrant subscribed for or, upon issuance, the Shares, to any other person.

3.3  Investment; Access to Data.  The Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Warrant and the underlying Shares and an investment in the Company. The Purchaser has been furnished materials relating to the Company, the private placement of the Warrants or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.  Representatives of the Company have answered all inquiries that the Purchaser has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Warrants. The Purchaser has not been furnished any offering literature other than the materials that the Company may have provided at the request of the Purchaser; and the Purchaser has relied only on such information furnished or made available to the Purchaser by the Company as described in this Section. The Purchaser is acquiring the Warrant for investment for the Purchaser's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof.  The Purchaser acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser’s entire investment in the Company.

3.4  Authorization.  (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b)  The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Warrant will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.5 Accredited Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

SECTION 4:  MISCELLANEOUS

4.1  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4.2  Survival.  The terms, conditions and agreements made herein shall survive the Closing.

4.3  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4  Entire Agreement; Amendment; Waiver.  This Agreement constitutes the entire and full understanding and agreement between the parties and supersedes all prior oral or written agreements and understandings with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

WRASP 34, INC.

By:	/s/ Richard A. Rappaport
Richard A. Rappaport
President

PURCHASER

/s/ Debbie Schwartzberg
Debbie Schwartzberg

Exhibit A

See Form of Warrant attached as Exhibit 4.2 to this Registration Statement.